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                                                                    EXHIBIT 4.04

                         REGISTRATION RIGHTS AGREEMENT



                                 by and among


                              AT HOME CORPORATION

                                  as Issuer,


                                      and


                      MORGAN STANLEY & CO. INCORPORATED,

                             GOLDMAN SACHS & CO.,

                        DEUTSCHE BANK SECURITIES, INC.

              DONALDSON LUFKIN & JENRETTE SECURITIES CORPORATION

                            HAMBRECHT & QUIST LLC,

                                      and

                      BANCBOSTON ROBERTSON STEPHENS INC.,

                             as Initial Purchasers


                         Dated as of December 1, 1999
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     THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of December
1, 1999 by and among At Home Corporation, a Delaware corporation (the "Company"), and Morgan Stanley & Co. Incorporated, Goldman Sachs & Co., Deutsche Bank Securities Inc., Donaldson Lufkin & Jenrette Securities Corporation, Hambrecht & Quist LLC and BancBoston Robertson Stephens Inc. pursuant to the Purchase Agreement, dated December 7, 1999 (the "Purchase Agreement"), among the Company and the Initial Purchasers. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

     The Company agrees with the Initial Purchasers, (i) for their benefit as Initial Purchasers and (ii) for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the Notes (as defined herein) and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issued upon conversion of the Notes (each of the foregoing a "Holder" and together the "Holders"), as follows:

     SECTION 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" means with respect to any specified person, an "affiliate," as defined in Rule 144, of such person.

     "Amendment Effectiveness Deadline Date" has the meaning set forth in
Section 2(d) hereof.

     "Applicable Conversion Price" as of any date of determination means the Conversion Price in effect as of such date of determination or, if no Notes are then outstanding, the Conversion Price that would be in effect were Notes then outstanding.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

     "Common Stock" means the shares of Series A Common Stock, par value $.01 per share, of the Company and any other shares of common stock with respect to any reclassification or other event that may constitute "Common Stock" under the Indenture, including the Underlying Common Stock.

     "Conversion Price" has the meaning assigned such term in the Indenture.

     "Damages Accrual Period" has the meaning set forth in Section 2(e) hereof.

     "Damages Payment Date" means each interest payment date under the Indenture in the case of Notes, and each June 15 and December 15 in the case of the Underlying Common Stock.
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     "Deferral Notice" has the meaning set forth in Section 3(i) hereof.

     "Deferral Period" has the meaning set forth in Section 3(i) hereof.

     "Effectiveness Deadline Date" has the meaning set forth in Section 2(a) hereof.

     "Effectiveness Period" means the period commencing on the date hereof and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

     "Event" has the meaning set forth in Section 2(e) hereof.

     "Event Date" has the meaning set forth in Section 2(e) hereof.

     "Event Termination Date" has the meaning set forth in Section 2(e) hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Filing Deadline Date" has the meaning set forth in Section 2(a) hereof.

     "Holder" has the meaning set forth in the second paragraph of this Agreement.

     "Indenture" means the Indenture, dated as of December 1, 1999, between the Company and State Street Bank and Trust Company of California, N.A., as trustee, pursuant to which the Notes are being issued.

     "Initial Purchasers" means Morgan Stanley & Co. Incorporated, Goldman Sachs & Co., Deutsche Bank Securities Inc., Donaldson Lufkin & Jenrette Securities Corporation, Hambrecht & Quist LLC and BancBoston Robertson Stephens Inc.

     "Initial Shelf Registration Statement" has the meaning set forth in Section 2(a) hereof.

     "Issue Date" means the first date of original issuance of the Notes.

     "Liquidated Damages Amount" has the meaning set forth in Section 2(e) hereof.

     "Losses" has the meaning set forth in Section 6 hereof.

     "Material Event" has the meaning set forth in Section 3(i) hereof.

     "Managing Underwriters" means the investment banking firm or firms that shall manage or co-manage an Underwritten Offering.

     "Notes" means the 4 3/4% Convertible Subordinated Notes due 2006 of the Company to be purchased pursuant to the Purchase Agreement.

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     "Notice and Questionnaire" means a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex B to the Offering Memorandum of the Company dated December 7, 1999 relating to the Notes.

     "Notice Holder" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

     "Purchase Agreement" has the meaning set forth in the preamble hereof.

     "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

     "Record Holder" means (i) with respect to any Damages Payment Date relating to any Notes as to which any such Liquidated Damages Amount has accrued, the holder of record of such Note on the record date with respect to the interest payment date under the Indenture on which such Damages Payment Date shall occur and (ii) with respect to any Damages Payment Date relating to the Underlying Common Stock as to which any such Liquidated Damages Amount has accrued, the registered holder of such Underlying Common Stock fifteen (15) days prior to such Damages Payment Date.

     "Registrable Securities" means the Notes until such Notes have been converted into or exchanged for the Underlying Common Stock and, at all times subsequent to any such conversion or exchange, the Underlying Common Stock and any securities into or for which such Underlying Common Stock has been converted or exchanged or reclassified, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) its sale to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, or (iii) the expiration of the holding period that would be applicable thereto under Rule 144(k) were it not held by an Affiliate of the Company.

     "Registration Expenses" has the meaning set forth in Section 5 hereof.

     "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

     "Restricted Securities" means "Restricted Securities" as defined in Rule
144.

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

     "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Shelf Registration Statement" has the meaning set forth in Section 2(a) hereof.

     "Special Counsel" means Wilson Sonsini Goodrich & Rosati, Professional Corporation, or such successor counsel as shall be specified by the Holders of a majority of the Registrable Securities, the fees and expenses of which will be paid by the Company pursuant to Section 5 hereof.

     "Subsequent Shelf Registration Statement" has the meaning set forth in
Section 2(b) hereof.

     "TIA" means the Trust Indenture Act of 1939, as amended.

     "Trustee" means State Street Bank and Trust Company of California, N.A., the Trustee under the Indenture.

     "Underlying Common Stock" means the Common Stock into which the Notes are convertible or issued upon any such conversion.

     "Underwritten Registration or Underwritten Offering" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

     SECTION 2.  Shelf Registration.

          (a) The Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event by the date (the "Filing Deadline Date") ninety (90) days after the Issue Date, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration Statement") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "Initial Shelf Registration Statement"). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by the Holders and set forth in the Initial Shelf Registration Statement. The Company shall use all reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date (the "Effectiveness Deadline Date") that is one hundred eighty (180) days after the Issue Date, and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the

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expiration of the Effectiveness Period. At the time the Initial Shelf
Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. None of the Company's security holders (other than the Holders of Registrable Securities) shall have the right to include any of the Company's securities in the Shelf Registration Statement.

          (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use all reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company shall use all reasonable efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

          (c) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or, to the extent to which the Company does not reasonably object, as reasonably requested by the Initial Purchasers or by the Trustee on behalf of the Holders of the Registrable Securities covered by such Shelf Registration Statement or by any Managing Underwriter, if any, of such Registrable Securities.

          (d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 3(i). Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least three (3) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event upon the later of (x) five (5) Business Days after such date or (y) five (5) Business Days after the expiration of any Deferral Period in effect when the Notice and Questionnaire is delivered or put into effect within five (5) Business Days of such delivery date, (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such

                                                                             -5-
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Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use all reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "Amendment Effectiveness Deadline Date") that is forty-five (45) days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to
Section 2(d)(i); provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i),
(ii) and (iii) above upon expiration of the Deferral Period in accordance with
Section 3(i). Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten (10) Business Days from the expiration of a Deferral Period (and the Company shall incur no obligation to pay Liquidated Damages during such extension) if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date.

          (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, (iii) the Company has failed to perform its obligations set forth in Section 2(d) within the time period required therein, (iv) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof or (v) the number of Deferral Periods in any period exceeds the number permitted in respect of such period pursuant to Section 3(i) hereof (each of the events of a type described in any of the foregoing clauses
(i) through (v) are individually referred to herein as an "Event," and the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause (ii), the date by which the Company is required to perform its obligations set forth in Section 2(d) in the case of clause (iii) (including the filing of any post-effective amendment prior to the Amendment Effectiveness Deadline Date), the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 3(i) hereof in the case of clause (iv), and the date of the commencement of a Deferral Period that causes the limit on the number of Deferral Periods in any period under Section 3(i) hereof to be exceeded in the case of clause (v), being referred to herein as an "Event Date"). Events shall be deemed to continue until the "Event Termination Date," which shall be the following dates with respect to the respective types of Events: the date the Initial Shelf Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Initial Shelf Registration Statement is declared effective under the Securities Act in the case of an Event of the type described in clause (ii), the date the Company performs its obligations set forth in Section 2(d) in the case of an Event of the type described in clause (iii) (including, without limitation, the date the relevant post-effective amendment to the Shelf Registration Statement is declared effective under the Securities Act),

                                                                             -6-
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termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(i) to be exceeded in the case of the commencement of an Event of the type described in clause (iv), and termination of the Deferral Period the commencement of which caused the number of Deferral Periods in a period permitted by Section 3(i) to be exceeded in the case of an Event of the type described in clause (v).

     Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a "Damages Accrual Period"), the Company agrees to pay, as liquidated damages and not as a penalty, an amount (the "Liquidated Damages Amount"), payable on the Damages Payment Dates to Record Holders of Notes that are Registrable Securities and of shares of Underlying Common Stock issued upon conversion of Notes that are Registrable Securities, as the case may be, accruing, for each portion of such Damages Accrual Period beginning on and including a Damages Payment Date (or, in respect of the first time that the Liquidated Damages Amount is to be paid to Holders on a Damages Payment Date as a result of the occurrence of any particular Event, from the Event Date) and ending on but excluding the first to occur of (A) the date of the end of the Damages Accrual Period or (B) the next Damages Payment Date, at a rate per annum equal to one-half of one percent (0.5 %) of the aggregate principal amount of such Notes or, in the case of Notes that have been converted into or exchanged for Underlying Common Stock, the Applicable Conversion Price of such shares of Underlying Common Stock, as the case may be, in each case determined as of the Business Day immediately preceding the next Damages Payment Date; provided, that in the case of a Damages Accrual Period that is in effect solely as a result of an Event of the type described in clause (iii) of the immediately preceding paragraph, such Liquidated Damages Amount shall be paid only to the Holders that have delivered Notice and Questionnaires that caused the Company to incur the obligations set forth in Section 2(d) the non-performance of which is the basis of such Event, provided further, that any Liquidated Damages Amount accrued with respect to any Note or portion thereof called for redemption on a redemption date or converted into Underlying Common Stock on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). Notwithstanding the foregoing, no Liquidated Damages Amounts shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events. Following the cure of all Events requiring the payment by the Company of Liquidated Damages Amounts to the Holders of Registrable Securities pursuant to this Section, the accrual of Liquidated Damages Amounts will cease (without in any way limiting the effect of any subsequent Event requiring the payment of Liquidated Damages Amount by the Company).

     The Trustee shall be entitled, on behalf of Holders of Notes or Underlying Common Stock, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Liquidated Damages Amount. Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude a Notice

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

Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

     All of the Company's obligations set forth in this Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8(k)).

     The parties hereto agree that the liquidated damages provided for in this
Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

     SECTION 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

          (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use all reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, that before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, furnish to the Initial Purchasers, the Special Counsel and the Managing Underwriters of such offering, if any, copies of all such documents proposed to be filed and use all reasonable efforts to reflect in each such document when so filed with the SEC such comments as the Initial Purchasers reasonably shall propose within two (2) Business Days of the delivery of such copies to the Initial Purchasers, the Special Counsel and the Managing Underwriters.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use all reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

          (c) As promptly as practicable give notice to the Notice Holders, the Initial Purchasers, the Special Counsel and the Managing Underwriters, if any,
(i) when any Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration

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

Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of (but not the nature of or details concerning) a Material Event (provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Registration Statement no longer containing any untrue statement of a material fact or omitting to state a material fact necessary to make the statements contained therein not misleading) and (vi) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 3(i)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(i) shall apply.

          (d) Use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment, and provide immediate notice to each Notice Holder and the Initial Purchasers of the withdrawal of any such order.

          (e) If reasonably requested by the Initial Purchasers or any Notice Holder, as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as the Initial Purchasers, the Special Counsel, the Managing Underwriters, if any, or such Notice Holder shall determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment; provided, that the Company shall not be required to take any actions under this Section 3(e) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law.

          (f) As promptly as practicable furnish to each Notice Holder, the Special Counsel and the Initial Purchasers, and each Managing Underwriter, if any, without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested by such Notice Holder, Special Counsel, Initial Purchasers or Underwriter).

          (g) During the Effectiveness Period, deliver to each Notice Holder, the Special Counsel and the Initial Purchasers and each Managing Underwriter, if any, in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary

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

prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder and the Underwriters, if any, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

          (h) Prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use all reasonable efforts to register or qualify or cooperate with the Notice Holders, the Managing Underwriters, if any, and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder or Managing Underwriter reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use all reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided, that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

          (i) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development, that in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus for a discrete period of time, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its best efforts to cause it to be declared effective as promptly as is practicable, and (ii) give notice to the Notice Holders, the Special Counsel and the Managing Underwriters, if any, that the availability of the Shelf Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use all reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause
(A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter, and (z) in the case of clause (C) above, as soon as the earlier of (1) public disclosure of such pending material corporate development or similar material event or (2) in the judgment of the Company, public disclosure of such material corporate development or similar material event would not be prejudicial to the Company. The Company shall be entitled to exercise its right under this Section 3(i) to suspend the availability of the Shelf Registration Statement or any Prospectus, without incurring or accruing any obligation to pay liquidated damages pursuant to Section 2(e), no more than one (1) time in any three-month period or three (3) times in any twelve-month period, and any such period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") shall, without incurring any obligation to pay liquidated damages pursuant to Section 2(e), not exceed 30 days; provided, that in the case of a Material Event relating to an acquisition or a probable acquisition or financing, recapitalization, business combination or other similar transaction, the Company may, without incurring any obligation to pay liquidated damages pursuant to Section 2(e), deliver to Notice Holders a second notice to the effect set forth above, which shall have the effect of extending the Deferral Period by up to an additional 30 days, or such shorter period of time as is specified in such second notice, provided, that the aggregate duration of any Deferral Periods shall not, without incurring any obligation to pay liquidated damages pursuant to Section 2(e), exceed 60 days in any three-month period or 90 days in any twelve-month period.

          (j) If requested in writing in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Registrable Securities, any Managing Underwriter participating in any disposition of Registrable Securities, if any, and any broker-dealers, attorneys and accountants retained by such Notice Holders or underwriter, all relevant financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Notice Holders, Managing Underwriter, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement; and provided further, that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the counsel referred to in
Section 5.

          (k) Use all reasonable efforts to comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any three-month period (or 90 days after the end of any twelve-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said periods.


          (l) Enter into such agreements (including, in the event of an Underwritten Offering, an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including, in the event of an Underwritten Offering, those reasonably requested by the Managing Underwriters, if any, or the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into, and if the registration is an Underwritten Registration, (i) make such representations and warranties, subject to the Company's ability to do so, to the Holders of such Registrable Securities and the underwriters with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in Underwritten Offerings and confirm the same if and when requested; (ii) use its all reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any, Special Counsel and the Holders of a majority of the Registrable Securities being sold) addressed to each of the underwriters covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such Special Counsel and Managing Underwriters; (iii) use all reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or any business acquired or to be acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each of the Managing Underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with Underwritten Offerings; and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold, the Special Counsel and the Managing Underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement as and to the extent required thereunder.

          (m) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold or to be sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least two (2) Business Days prior to any sale of such Registrable Securities.

          (a) Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Trustee and the transfer agent for the Common Stock with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

          (b) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

          (c) Upon (i) the filing of the Initial Registration Statement and (ii) the effectiveness of the Initial Registration Statement, announce the same, in each case by release to Reuters Economic Services and Bloomberg Business News.

     SECTION 1. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to
Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Registration Statement or that the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

     SECTION 2. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any of the Registration Statements are declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the Special Counsel in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Managing Underwriters, if any, or Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company, and in the event of an Underwritten Offering, of printing prospectuses if the printing of prospectuses is requested by the Special Counsel or the Holders of a majority of the Registrable Securities included in any Registration Statement, (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company and the Special Counsel in connection with the Shelf Registration Statement (provided that the Company shall not be liable for the fees and expenses of more than one separate firm for all parties participating in any transaction hereunder), (v) reasonable fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock and, in the event of an Underwritten Offering, fees and disbursements of all independent certified public accountants referred to in Section 3(l)(iii) hereof (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance) and (vi) Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this
Section 5, each seller of Registrable Securities shall pay selling expenses and all registration expenses to the extent required by applicable law.

     SECTION 3.  Indemnification.

          (a) Indemnification by the Company. The Company shall indemnify and hold harmless each Notice Holder and each person, if any, who controls any Notice Holder (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any losses, liabilities, claims, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, "Losses"), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement contained in or omission or alleged omission from any of such documents in reliance upon and conformity with any of the information relating to the Holders furnished to the Company in writing by a Holder expressly for use therein; provided further, that the indemnification contained in this paragraph shall not inure to the benefit of any Holder of Registrable Securities (or to the benefit of any person controlling such Holder) on account of any such Losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A) (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (B) (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of a Registrable Security to the person asserting the claim from which such Losses arise. The Company shall also indemnify each underwriter and each person who controls such person (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange
Act) to the same extent and with the same limitations as provided above with respect to the indemnification of the Holders of Registrable Securities. In addition, the Company shall indemnify and hold harmless each holder of Notes or Underlying Common Stock, any beneficial holder of Notes, and the Initial Purchasers and each person, if any, who controls, or is an officer, director, attorney or agent of, any holder of Notes or Underlying Common Stock, any beneficial owner of Notes or Underlying Common Stock, and the Initial Purchasers (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any losses, liabilities, claims, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any alleged claim asserted by any holder of registration rights with respect to any securities of the Company or any of its subsidiaries that the provisions of this Agreement are in any way inconsistent or conflict with such holder's registration rights between the Company or any of its subsidiaries and such holder or that such holder may restrict the ability of any holder of Notes or Underlying Common Stock to resell their Notes or Underlying Common Stock.

          (b) Indemnification by Holders of Registrable Securities. Each Holder agrees severally and not jointly to indemnify and hold harmless the Company and its respective directors and officers, and each person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) or any other Holder, from and against all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by such Holder expressly for use in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such separate firm shall be designated in writing by, in the case of parties indemnified pursuant to Section 6(a), the Holders of a majority (with Holders of Notes deemed to be the Holders, for purposes of determining such majority, of the number of shares of Underlying Common Stock into which such Notes are or would be convertible or exchangeable as of the date on which such designation is made) of the Registrable Securities covered by the Registration Statement held by Holders that are indemnified parties pursuant to
Section 6(a) and, in the case of parties indemnified pursuant to Section 6(b), the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) Contribution. To the extent that the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a) or 6(b) hereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the initial placement pursuant to the Purchase Agreement (before deducting expenses) of the Registrable Securities to which such Losses relate. Benefits received by any Holder shall be deemed to be equal to the value of receiving Registrable Securities that are registered under the Securities Act. The relative fault of the Holders on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders or by the Company, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this paragraph are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Registration Statement, and not joint.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata
                                                              --- ----
allocation or by any other method or allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 6(d), an indemnifying party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The indemnity, contribution and expense reimbursement obligations of the parties hereunder shall be in addition to any liability any indemnified party may otherwise have hereunder, under the Purchase Agreement or otherwise.

          (f) The indemnity and contribution provisions contained in this
Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling any Holder, or the Company, or the Company's officers or directors or any person controlling the Company and (iii) the sale of any Registrable Securities by any Holder.

     SECTION 4.  Information Requirements.

          (a) The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions.
Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company's most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities (other than the Common Stock) under any Section of the Exchange Act.

          (b) The Company shall use all reasonable efforts to file the reports required to be filed by it under the Exchange Act and shall use all reasonable efforts to comply with all other requirements set forth in the instructions to Form S-3 in order to allow the Company to be eligible to file registration statements on Form S-3.

     SECTION 5.  Miscellaneous.

          (a) No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements.

          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Notes deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Notes are or would be convertible or exchangeable as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this
Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery,
(ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

              (w) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

              (x)  if to the Company, to:

                   At Home Corporation
                   450 Broadway Street
                   Redwood City, CA  94063
                   Attention:  General Counsel
                   Telecopy No.:  (650) 556-5100

                   and

                   Fenwick & West LLP
                   Two Palo Alto Square
                   Palo Alto, CA  94306
                   Attention:  Gordon Davidson
                   Telecopy No.:  (650) 494-1417

              (y)  if to the Initial Purchasers, to:

                   Morgan Stanley & Co. Incorporated
                   1585 Broadway
                   New York, New York
                   Attention:  Equity Capital Markets

                   Telecopy No.: (212) 761-0538

                   and

                   Wilson Sonsini Goodrich & Rosati
                   650 Page Mill Road
                   Palo Alto, CA 94304-1050
                   Attention: John A. Fore
                   Telecopy No.: (650) 493-6811

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

          (d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (e) Successors and Assigns. Any person who purchases any Registrable Securities from the Initial Purchasers shall be deemed, for purposes of this Agreement, to be an assignee of the Initial Purchasers. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

          (i) Severability. If any term provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement. In no event will such methods of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

          (k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 hereof and the obligations to make payments of and provide for liquidated damages under Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                    AT HOME CORPORATION


                                    By: /s/ Kenneth A. Goldman
                                      ___________________________________
                                      Name:  Kenneth A. Goldman
                                      Title: Senior Vice President
                                             and Chief Financial Officer


Confirmed and accepted as of
the date first above written:

MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.
DEUTSCHE BANK SECURITIES INC.
DONALDSON LUFKIN & JENRETTE SECURITIES CORPORATION
HAMBRECHT & QUIST LLC, and
BANCBOSTON ROBERTSON STEPHENS INC.

By: Morgan Stanley & Co. Incorporated


By: /s/ Michael Grimes
   _____________________________
   Name:
   Title: